                                                                  EXHIBIT (99)-8

                                    CONSENT

     The undersigned hereby consents to the reference to such person in the Registration Statement on Form S-4 filed by The Banc Corporation on October 1, 1998 (the "Registration Statement") as a person being a Director of The Banc Corporation.

      /s/ W. T. CAMPBELL, JR.
- --------------------------------------
         W. T. Campbell, Jr.

September 30, 1998